CERTIFICATE OF TRUST

                                       OF

                               CITICORP CAPITAL III


                  This Certificate of Trust is being executed as of January
21, 1997 for the purpose of organizing a business trust pursuant to the Delaware Business Trust Act, 12 Del. C. ss.ss. 3801 et seq. (the "Act").

                  The undersigned hereby certifies as follows:

                  1. Name. The name of the business trust is "Citicorp Capital III" (the "Trust").

                  2. Delaware Trustee. The name and business address of the Delaware resident trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:
                           Wilmington Trust Company
                           Rodney Square North
                           1100 North Market Street
                           Wilmington, Delaware 19890

                  3. Effective. This Certificate of Trust shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.




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                  IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust, have duly executed this Certificate of Trust as of the day and year first above written.

                                                       WILMINGTON TRUST COMPANY,
                                                       as Delaware Trustee



                                                        By: /s/ Norma P. Closs
                                                            Norma P. Closs
                                                            Vice President



                                                            /s/ P. M. Gallant
                                                            Peter Gallant
                                                            Trustee



                                                            /s/ Ann M. Goodbody
                                                            Ann Goodbody
                                                            Trustee



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